                                                                    EXHIBIT 99.1


-------------------------------------------------------------------------------
              TRACTOR SUPPLY COMPANY REPORTS FIRST QUARTER RESULTS
 ~COMPANY ACHIEVES POSITIVE EARNINGS IN SEASONALLY SLOW FIRST QUARTER, AHEAD OF
            ~EXPECTATIONS NET SALES INCREASE 41% TO $273.8 MILLION~
           ~COMPANY ADOPTS NEW ACCOUNTING PROVISION (EITF NO. 02-16)~
-------------------------------------------------------------------------------

Nashville, Tennessee, April 15, 2003 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the adoption of new accounting guidance for vendor allowances and the financial results for its first quarter ended March 29, 2003.

Adoption of New Accounting Provision (EITF No. 02-16)
The Company has adopted the new accounting guidance for vendor allowances, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." EITF No. 02-16 provides guidance for when retailers should recognize consideration given by a vendor to a retailer in connection with the sale of the vendor's products or to promote sales of the vendor's products by the retailer. A brief discussion of this accounting method and related financial schedules are included as supplements to this press release. To facilitate year-over-year comparisons, the Company has also presented its comparative results discussed below and the financial schedules included at the end of this release as if this required change in accounting had been applied prior to fiscal 2001.

First Quarter Results
Net income for the fiscal 2003 first quarter was $0.1 million, or breakeven per diluted share, compared to a net loss of $4.0 million, or $0.22 per diluted share in the prior year period. Excluding a $1.9 million cumulative effect of a change in accounting principle, fiscal 2003 first quarter net income was $2.0 million, or $0.10 per diluted share. These results compare to a fiscal 2002 first quarter net loss of $0.1 million, or $0.01 per diluted share, which excludes non-recurring incremental pre-opening, transition, training, relocation and store closing expenses related to the Company's purchase of real property and lease rights from Quality Stores, Inc. All references to per share amounts reflect a two-for-one stock split that was distributed in August 2002.

For the quarter, net sales increased 41.3% to $273.8 million compared with $193.8 million last year. Same-store sales increased 3.9%, largely due to favorable weather conditions, versus last year's first quarter increase of 13.4%, which was driven mostly by market share gains in certain markets and improved in-store execution. Importantly, the Company continues to improve its merchandising programs and in-store execution initiatives.

Gross margin in the first quarter increased 40 basis points to 29.5%, reflecting improved product costs and changes in the sales mix. Primarily as a result of controlled spending and greater leverage from increased sales, selling, general and administrative expenses decreased 390 basis points to 26.4% of sales. Excluding the effect of the fiscal 2002 incremental store expansion costs referred to above, such expenses decreased 70 basis points.

During the first quarter, the Company opened a total of 12 new stores compared to 15 in the prior year period. The Company also relocated two stores. As of March 29, 2003, the Company had a total of 445 stores versus 339 as of March 30, 2002. During the balance of fiscal 2003, the Company plans 20 to 23 additional new store openings and approximately 14 store relocations.

Commenting on the Company's performance, Joe Scarlett, Chairman and Chief Executive Officer stated, "The strong first quarter results, which exceeded both our expectations and analysts' estimates, demonstrate the continued strength and success of our business model. With favorable weather conditions, sales at both new and existing stores have been above plan, reflecting the success of our first quarter 'get ready' execution.

"In addition to driving the top line, we continue to manage the business efficiently and are making additional operating improvements. We are carefully controlling our cost structure and have achieved operating income

                                                                    EXHIBIT 99.1


improvement as planned. Of particular note, our vendor partners continue to provide strong support, helping us sustain an excellent in-stock position across the entire chain."

Company Outlook
Looking ahead to the balance of fiscal 2003, the Company will remain focused on continued profit enhancement through gross margin improvement as well as expense leverage consistent with maximizing the long-term performance of all stores. Despite sustained economic uncertainty, the Company currently remains comfortable with the previously provided guidance for fiscal 2003. For the second quarter, the Company expects net sales to range between approximately $452 million and $457 million and net income to range between approximately $27.9 million and $28.3 million. For the full year, in line with previously provided top line guidance, the Company expects net sales to range between approximately $1,390 million and $1,415 million, an increase of 14.9% to 16.9%. Net income, including the cumulative effect of the accounting change, is expected to range between approximately $52.5 million and $53.5 million, a 35% to 38% improvement.

Mr. Scarlett concluded, "Our basic strategy remains focused on enhancing our position as a premiere retail destination. We are confident we can further improve all aspects of our business model and the `basic needs' components of our product offering. We continue to see significant opportunity in new and existing markets to grow at a balanced and responsible pace. We remain committed to managing the Company for long-term shareholder value and, with both compelling prospects and a strong financial foundation, we are confident that the Company is positioned for sustained solid financial performance."

At March 29, 2003, Tractor Supply Company operated 445 stores in 30 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) livestock and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Tractor Supply Company will be hosting a conference call at 9am Eastern Time on April 16, 2003 to further discuss the quarterly results. The call will be simultaneously broadcast over the Internet on the Company's homepage at www.myTSCstore.com and can be accessed under the subheading "Investor Relations."

                                                                    EXHIBIT 99.1


Footnotes:

- All comparisons to prior periods are to the respective period of the prior fiscal year unless the context specifically indicates otherwise.

- As with any business, all phases of the Company's operations are subject to influences outside its control. This information contains certain forward-looking statements. These statements include reference to certain factors, any one, or a combination, of which could materially affect the results of the Company's operations. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general and the seasonality of the Company's business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                          (Financial tables to follow)

                                                                    EXHIBIT 99.1


                              RESULTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                              FIRST QUARTER ENDED
                                                              MARCH 29, 2003                     MARCH 30, 2002
                                                            -----------------------         -----------------------
                                                                                                 (PRO FORMA) (1)
                                                                                   (UNAUDITED)
                                                                                %                              %
                                                                             of Sales                        of Sales
Net sales                                                   $ 273,760         100.0%        $ 193,810         100.0%
    Cost of merchandise sold                                  192,963          70.5           137,346          70.9
                                                            ---------         -----         ---------         -----
    Gross margin                                               80,797          29.5            56,464          29.1

Selling, general and administrative expenses                   72,138          26.4            58,753          30.3
Depreciation and amortization                                   4,454           1.6             3,093           1.6
                                                            ---------         -----         ---------         -----
    Income (loss) from operations                               4,205           1.5            (5,382)         (2.8)
Interest expense, net                                           1,010           0.4             1,067            .6
                                                            ---------         -----         ---------         -----
    Income (loss) before income taxes and cumulative
       effect of accounting change                              3,195           1.1            (6,449)         (3.4)
Income tax expense (benefit)                                    1,182           0.4            (2,451)         (1.3)
                                                            ---------         -----         ---------         -----
    Net income (loss) before cumulative effect of
       accounting change                                    $   2,013           0.7         $  (3,998)         (2.1)
Cumulative effect of accounting change,
    net of tax                                                 (1,888)          0.7                --           0.0
                                                            ---------         -----         ---------         -----
Net income (loss)                                           $     125           0.0%        $  (3,998)         (2.1)%
                                                            =========         =====         =========         =====



Net income (loss) per share, before cumulative
 effect of accounting change:
          Basic                                             $    0.11                       $   (0.22)
                                                            =========                       =========
          Diluted                                           $    0.10                       $   (0.22)
                                                            =========                       =========

Net income (loss) per share, including cumulative
  effect of accounting change:
          Basic                                             $    0.01                       $   (0.22)
                                                            =========                       =========
          Diluted                                           $    0.01                       $   (0.22)
                                                            =========                       =========

Weighted average shares outstanding (000's):
          Basic                                                18,308                          17,892
          Diluted                                              19,858                          19,078



(1) The operating results for the quarter ended March 30, 2002 are presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest period presented.

--------------------------------------------------------------------------------

A reconciliation of net loss and loss per share for the first quarter 2002 follows (in thousands, except per share amounts):

                                                                                            PER SHARE
                                                                INCOME      SHARES            AMOUNT
                                                                ------      ------          ----------
                                                                          (UNAUDITED)
        Net loss - as reported                                 $ (4,010)     17,892         $  (0.22)
        Non-recurring store expansion costs  (net of taxes)       3,866      17,892             0.21
        Change in accounting for vendor funds (net of taxes)         12      17,892               --
                                                               --------     -------         --------
                                                               $   (132)     17,892         $  (0.01)
                                                               ========     =======         ========


                                  BALANCE SHEET
                                 (IN THOUSANDS)


                                                                            MARCH 29,              MARCH 30,
                                                                              2003                    2002
                                                                           --------------------------------
                                                                                                 (PRO FORMA)(1)
                                                                                        (UNAUDITED)
                          ASSETS
Current assets:
    Cash and cash equivalents                                              $   25,226             $   14,766
    Accounts receivable, net                                                       --                  2,360
    Inventories                                                               366,811                286,247
    Prepaid expenses and other current assets                                  24,773                 24,291
    Assets held for sale                                                        3,774                  2,730
    Deferred income taxes                                                       7,581                     --
                                                                           ----------             ----------
         Total current assets                                                 428,165                330,394

Property and equipment, net                                                   125,945                110,915
Deferred income taxes                                                              --                  2,549
Other assets                                                                    3,096                  1,827
                                                                           ----------             ----------

TOTAL ASSETS                                                               $  557,206             $  445,685
                                                                           ==========             ==========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  208,539             $  160,108
    Accrued expenses                                                           50,314                 35,037
    Current maturities of long-term debt                                        2,142                  2,142
    Current portion of capital lease obligations                                  340                    309
    Deferred income taxes                                                          --                    174
    Unrealized loss on interest rate swap                                       1,136                     --
                                                                           ----------             ----------
         Total current liabilities                                            262,471                197,770

Revolving credit loan                                                          55,000                 58,000
Other long-term debt                                                            2,859                  5,001
Capital lease obligations                                                       2,078                  2,426
Unrealized loss on interest rate swap                                              --                  1,843
Deferred income taxes                                                           1,584                     --
Other long-term liabilities                                                     2,262                  1,829

Stockholders' equity:
    Common stock                                                                  147                    144
    Additional paid-in capital                                                 54,793                 46,863
    Retained earnings                                                         176,625                132,901
    Accumulated other comprehensive loss                                         (613)                (1,092)
                                                                           ----------             -----------
         Total stockholders' equity                                           230,952                178,816
                                                                           ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  557,206             $  445,685
                                                                           ==========             ==========



(1) The financial position as of March 30, 2002 has been presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest date presented.

                           CHANGE IN ACCOUNTING METHOD
                          IMPLEMENTATION OF EITF 02-16:
               ACCOUNTING BY A CUSTOMER (INCLUDING A RESELLER) FOR
                    CASH CONSIDERATION RECEIVED FROM A VENDOR


In March 2003, the Emerging Issues Task Force reached a final consensus on Issue No. 02-16 ("EITF 02-16"), "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor." This issue involves the accounting and income statement classification for consideration given by a vendor to a retailer in connection with the sale of the vendor's products or for the promotion of sales of the vendor's products. The EITF concluded that such consideration received from vendors should be reflected as a decrease in prices paid for inventory and recognized in cost of sales as the related inventory is sold, unless specific criteria are met qualifying the consideration for treatment as reimbursement of specific, identifiable incremental costs. Prior to adopting this pronouncement, the Company classified all vendor-provided funds as a reduction in selling, general and administrative expenses. Upon adoption at the beginning of fiscal 2003, funds received from vendors are recognized as a reduction of cost of sales as the related inventory is sold.

Following is a summary of operations for the quarters ended March 30, 2002 as originally presented and as if the adoption of EITF 02-16 had occurred prior to 2002:


                                                                                FIRST QUARTER ENDED
                                                    --------------------------------------------------------------------
                                                            MARCH 30, 2002                         MARCH 30, 2002
                                                    ------------------------------        ------------------------------
                                                             (AS REPORTED)                          (PRO FORMA)
                                                                                 (UNAUDITED)

                                                                          % of                                % of
                                                                         Sales                                Sales
                                                                      ------------                          -----------

Net sales                                           $ 193,810                100.0%       $ 193,810             100.0%
    Cost of merchandise sold                          141,831                 73.2          137,346              70.9
                                                    ---------         ------------        ---------         ---------
    Gross margin                                       51,979                 26.8           56,464              29.1

Selling, general and administrative expenses           54,287                 28.0           58,753              30.3
Depreciation and amortization                           3,093                  1.6            3,093               1.6
                                                    ---------         ------------        ---------         ---------
    Income (loss) from operations                      (5,401)                (2.8)          (5,382)             (2.8)
Interest expense, net                                   1,067                  0.6            1,067               0.6
                                                    ---------         ------------        ---------         ---------
    Loss before income taxes                           (6,468)                (3.4)          (6,449)             (3.4)
Income tax benefit                                     (2,458)                (1.3)          (2,451)             (1.3)
                                                    ---------         ------------        ---------         ---------

Net loss                                            $  (4,010)                (2.1)%      $  (3,998)             (2.1)%
                                                    =========         ============        =========         =========

Net loss per share - basic                          $   (0.22)                            $   (0.22)
                                                    =========                             ==========
Net loss per share - assuming dilution              $   (0.22)                            $   (0.22)
                                                    =========                             ==========

Weighted average shares outstanding (000's):
         Basic                                         17,892                                17,892
         Diluted                                       19,078                                19,078

Following is a summary of operations for each of the quarters in fiscal 2002 and 2001 as if the adoption of EITF 02-16 had occurred prior to 2001:


                                                        FIRST           SECOND           THIRD         FOURTH
2002 - PRO FORMA                                      QUARTER           QUARTER         QUARTER        QUARTER            TOTAL
Net sales                                            $ 193,810         $392,048        $296,215        $327,917        $1,209,990
Gross margin                                            56,464          119,566          94,885         102,980           373,895
Selling, general and administrative
 expenses                                               58,753           84,610          72,382          77,944           293,689
Income (loss) from operations                           (5,382)          30,499          17,946          20,686            63,749
Net income (loss)                                       (3,998)          18,223          10,759          12,706            37,690
Net income (loss) per share - basic                  $   (0.22)        $   1.01        $   0.59        $   0.70        $     2.09
Net income (loss) per share -
    assuming dilution                                $   (0.22)        $   0.93        $   0.54        $   0.64        $     1.92


                                                        FIRST           SECOND           THIRD         FOURTH
2002 - AS REPORTED                                     QUARTER          QUARTER         QUARTER        QUARTER            TOTAL
Net sales                                            $ 193,810         $392,048        $296,215        $327,917        $1,209,990
Gross margin                                            51,979          108,391          84,019          97,798           342,187
Selling, general and administrative
 expenses                                               54,287           74,809          66,150          65,044           260,290
Income (loss) from operations                           (5,401)          29,125          13,312          28,404            65,440
Net income (loss)                                       (4,010)          17,346           7,801          17,633            38,770
Net income (loss) per share - basic                  $   (0.22)        $   0.96        $   0.43        $   0.97        $     2.15
Net income (loss) per share -
   assuming dilution                                 $   (0.22)        $   0.88        $   0.39        $   0.88        $     1.97


PERCENT TO SALES:

                                                        FIRST           SECOND           THIRD          FOURTH
2002 - PRO FORMA                                       QUARTER         QUARTER          QUARTER        QUARTER           TOTAL
Net sales ...................................          100.0%           100.0%          100.0%          100.0%          100.0%
Gross margin ................................           29.1%            30.5%           32.0%           31.4%           30.9%
Selling, general and administrative
      expenses ..............................           30.3%            21.6%           24.4%           23.8%           24.3%
Income (loss) from operations ...............           (2.8)%            7.8%            6.1%            6.3%            5.3%
Net income (loss) ...........................           (2.1)%            4.6%            3.6%            3.9%            3.1%

                                                        FIRST           SECOND          THIRD           FOURTH
2002 - AS REPORTED                                     QUARTER         QUARTER         QUARTER         QUARTER           TOTAL
Net sales ...................................          100.0%           100.0%          100.0%          100.0%          100.0%
Gross margin ................................           26.8%            27.6%           28.4%           29.8%           28.3%
Selling, general and administrative
      expenses ..............................           28.0%            19.1%           22.3%           19.8%           21.5%
Income (loss) from operations ...............           (2.8)%            7.4%            4.5%            8.7%            5.4%
Net income (loss) ...........................           (2.1)%            4.4%            2.6%            5.4%            3.2%



                                               FIRST             SECOND            THIRD            FOURTH
2001 - PRO FORMA                              QUARTER            QUARTER           QUARTER          QUARTER               TOTAL
Net sales                                    $162,517$            267,490          $199,435          $220,357 $           849,799
Gross margin                                    42,987             78,333            58,417            67,626             247,363
Selling, general and administrative
 expenses                                       44,368             51,930            48,981            52,050             197,329
Income (loss) from operations                   (4,088)            23,572             6,620            12,676              38,780
Net income (loss)                               (3,399)            15,716             3,461             9,954              25,732
Net income (loss) per share - basic          $   (0.19)          $   0.89          $   0.20          $   0.56          $     1.46
Net income (loss) per share -
   assuming dilution                         $   (0.19)          $   0.88          $   0.19          $   0.53          $     1.42



                                               FIRST             SECOND              THIRD            FOURTH
2001 - AS REPORTED                            QUARTER            QUARTER            QUARTER           QUARTER              TOTAL
Net sales                                    $ 162,517           $267,490          $199,435         $ 220,357          $  849,799
Gross margin                                    42,095             71,793            53,972            60,484             228,344
Selling, general and administrative
 expenses                                       40,953             45,507            46,223            45,560             178,243
Income (loss) from operations                   (1,565)            23,455             4,933            12,024              38,847
Net income (loss)                               (1,849)            15,644             2,425             9,554              25,774
Net income (loss) per share - basic          $   (0.11)          $   0.89          $   0.14         $    0.54          $     1.46
Net income (loss) per share -
   assuming dilution                         $   (0.11)          $   0.88          $   0.13         $    0.51          $     1.43


PERCENT TO SALES:



                                                 FIRST              SECOND            THIRD            FOURTH
2001 - PRO FORMA                                QUARTER            QUARTER           QUARTER           QUARTER              TOTAL
Net sales................................        100.0%             100.0%            100.0%            100.0%              100.0%
Gross margin.............................         26.5%              29.3%             29.3%             30.7%               29.1%
Selling, general and administrative
      expenses...........................         27.3%              19.4%             24.6%             23.6%               23.2%
Income (loss) from operations............         (2.5)%              8.8%              3.3%              5.8%                4.6%
Net income (loss)........................         (2.1)%              5.9%              1.7%              4.5                 3.0%



                                                  FIRST             SECOND            THIRD            FOURTH
2001 - AS REPORTED                               QUARTER           QUARTER           QUARTER           QUARTER               TOTAL
Net sales................................        100.0%             100.0%            100.0%            100.0%              100.0%
Gross margin.............................         25.9%              26.8%             27.1%             27.4%               26.9%
Selling, general and administrative
      expenses...........................         25.2%              17.0%             23.2%             20.7%               21.0%
Income (loss) from operations............         (1.0)%              8.8%              2.5%              5.5%                4.6%
Net income (loss)                                 (1.1)%              5.8%              1.2%              4.3                 3.0%